UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2017

RELMADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-184881	45-5401931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Third Avenue, 9th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 547-9591

275 Madison Avenue, Suite 702, NY , NY 10016
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 6, 2017, Relmada Therapeutics, Inc. (the “Company”) and Actinium Pharmaceuticals, Inc. (“Actinium”) entered into an Assignment and Consent Agreement (the “Assignment Agreement”) pursuant to which the Company transferred to Actinium, all of the Company's right, title and interest in and to Agreement of Lease with GP 275 Owner, LLC for a portion of the seventh floor located at 275 Madison Avenue, New York, New York, the former corporate headquarters of the Company.

On June 6, 2017, the Company changed its corporate headquarters to 750 Third Avenue, 9th Floor, New York, NY 10017 (the “Premises”). Pursuant to a Lease Agreement, dated May 2, 2017 (the “Lease Agreement”), between the Company and Regus Management Group, LLC, the Company occupies a portion of the 9th Floor at 750 Third Avenue, New York, NY 10017. The monthly rental fee for the Premises is $8,294 per month. The Lease Agreement expires on January 31, 2018. A copy of the Lease Agreement will be included as an exhibit to the Company’s Form 10-K for the year ending June 30, 2017.

On June 8, 2017, the Company also entered into an Amended and Restated License Agreement (the “License”) with Actinium for office space located at 275 Madison Avenue, 7th Floor, New York, NY 10016. This agreement amends and restates the license agreement entered into between the parties on March 10, 2016. Pursuant to the terms of the License, Actinium will continue to license the furniture, fixtures, equipment and tenant improvements located in the Premises (the “FFE”). Actinium will pay to the Company a license fee of $7,529 per month. Actinium shall have at any time during the term of this Agreement the right to purchase the FFE. The term of the License is contemporaneous with the Lease. A copy of the License will be included as an exhibit to the Company’s Form 10-K for the year ending June 30, 2017.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On June 6, 2017 (the Resignation Date”), Sandesh Seth, director and Chairman of the Board, resigned from the Company to focus his attention on matters external to Relmada. There was no disagreement on any matters relating to the Company’s operations, policies or practices. The Company also entered into an agreement (the “Agreement”) with Mr. Seth. Pursuant to the terms of the Agreement, the Company agrees to continue its advisory and consulting arrangement with Mr. Seth pursuant to the terms of the Advisory and Consulting Agreement, dated August 4, 2015 until December 31, 2017. Each of Mr. Seth’s outstanding options to acquire Company common stock shall be 100% vested upon the Resignation Date and shall be exercisable until the end of the term of each option grant agreement. The Agreement also contains customary cooperation, release, and non-disparagement provisions. A copy of the Agreement will be included as an exhibit to the Company’s Form 10-K for the year ending June 30, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2017	RELMADA THERAPEUTICS, INC.

	By:	/s/ Sergio Traversa
	Name:	Sergio Traversa
	Title:	Chief Executive Officer and Interim Chief Financial Officer

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